Exhibit 23(ii)


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


     We consent to the use in this Registration Statement of American Oil & Gas, Inc. on Amendment No. 1 to Form SB-2 (Commission File No. 333-120987) of our report dated April 5, 2004, relating to the financial statements of American Oil & Gas, Inc. for the year ended December 31, 2003 appearing in this Prospectus, which is part of this Registration Statement.

We also consent to the reference to our Firm under the caption "Interest of Named Experts and Counsel" in such Prospectus.



WHEELER WASOFF, P.C.


Denver, Colorado
December 17, 2004